                                                                                                                                               Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-35798, 333-35800, 333-65356, and 333-86467 on
Form S-8 and Registration Statement No. 333-34854 on Form S-3 of our reports dated February 27, 2006 relating to the consolidated financial statements and financial statement schedules of Wisconsin Energy Corporation and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Wisconsin Energy
Corporation for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Milwaukee, Wisconsin
February 27, 2006